UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2009

BLYTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13026	36-2984916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s Telephone Number, including Area Code: (203) 661-1926

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On January 30, 2009, Blyth, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Restated Certificate of Incorporation, effective as of 6:01 p.m., Eastern Time, on January 30, 2009, to implement the reverse stock split and decrease in the total number of authorized shares, as described in Item 8.01 (see Exhibit 3.3).

Item 8.01	Other Events.

The Company held a Special Meeting of Stockholders on January 29, 2009 at which the stockholders approved an amendment to our Restated Certificate of Incorporation that: (1) effects a reverse stock split of the Company’s common stock at one of two split ratios to be selected by our Board of Directors, either 1-for-3 or 1-for-4, and (2) decreases the total number of authorized shares from 110,000,000 shares to 60,000,000 shares, 50,000,000 shares of which will be common stock, par value $0.02 per share, and 10,000,000 shares of which will be preferred stock, par value $0.01 per share.   Immediately following stockholder approval, the Board of Directors approved the implementation of the reverse stock split at the ratio of 1-for-4.

The reverse stock split will be effective at 6:01 p.m., Eastern Time, on January 30, 2009.  On a pre-split basis, as of January 29, 2009, the Company had 35,563,940 shares of common stock outstanding.  The Company expects that upon effectiveness of the reverse stock split the number of outstanding shares of common stock will be reduced to approximately 8,890,985 shares.  As a result of the reverse stock split, every four shares of the Company’s common stock that were issued and outstanding as of market close on January 30, 2009 will be automatically combined into one issued and outstanding share of common stock, subject to the treatment of fractional shares as described in the Company’s proxy statement filed with the Securities and Exchange Commission on December 15, 2008.

As of January 29, 2009, the Company was authorized to repurchase up to 7,537,720 shares of common stock under its share repurchase programs.  As a result of the reverse stock split, the authorization was reduced on a 1-for-4 basis (the split ratio) to 1,884,430 shares.

For additional information regarding the reverse stock split, stockholders should review the Company’s proxy statement.  Our common stock will continue to trade on the New York Stock Exchange under the current symbol “BTH”.  The new CUSIP number of the common stock following effectiveness of the reverse stock split will be 09643P 207.

The Company issued a press release on January 29, 2009 announcing the reverse stock split, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of Blyth, Inc.

99.1	Press Release dated January 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.
Date: January 30, 2009	By: /s/ Michael S. Novins Name: Michael S. Novins Title: Vice President and General Counsel